Exhibit 99.1

Media Contact: Jessica Stejskal | SVP Marketing Jessica.stejskal@bwbmn.com | 952.893.6860	Investor Contact: Justin Horstman | Director of Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

January 25, 2023

Bridgewater Bancshares, Inc. Announces Fourth Quarter 2022 Net Income
 of $13.7 Million, $0.45 Diluted Earnings Per Common Share

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $13.7 million for the fourth quarter of 2022, a 5.4% decrease from net income of $14.5 million for the third quarter of 2022, and a 9.8% increase from net income of $12.5 million for the fourth quarter of 2021. Earnings per diluted common share for the fourth quarter of 2022 were $0.45, a 5.6% decrease compared to $0.47 per diluted common share for the third quarter of 2022, and a 14.2% increase compared to $0.39 per diluted common share for the same period in 2021.

“Bridgewater delivered another strong year of financial results in 2022 highlighted again by our robust balance sheet growth, highly efficient business model and superb asset quality, with all of these trends continuing in the fourth quarter” said Chairman, Chief Executive Officer and President, Jerry Baack. “As expected, we also saw net interest margin compression during the quarter as the persistent rising interest rate environment created additional funding pressure given our strong loan growth. While we expect the operating environment to remain challenging as we head into 2023, we are taking steps to actively manage our balance sheet in the near-term, with a focus on profitable growth, to drive sustained success over the long-term.”

Fourth Quarter 2022 Financial Results

			Diluted	Adjusted	Nonperforming
ROA	PPNR ROA (1)	ROE	earnings per share	efficiency ratio (1)	assets to total assets
1.28%	1.82%	14.06%	$0.45	43.5%	0.01%

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Fourth Quarter 2022 Highlights

●	Diluted earnings per common share were $0.45, compared to $0.47 per common share for the third quarter of 2022

●	Pre-provision net revenue (PPNR), a non-GAAP financial measure, of $19.5 million, compared to $21.4 million for the third quarter of 2022, a decrease of $1.9 million, or 9.0%. PPNR ROA, a non-GAAP financial measure, was 1.82%, compared to 2.15% for the third quarter of 2022.

●	Annualized return on average assets (ROA) and annualized return on average shareholders’ equity (ROE) for the fourth quarter of 2022 were 1.28% and 14.06%, compared to ROA and ROE of 1.46% and 14.99%, respectively, for the third quarter of 2022. Annualized return on average tangible common equity, a non-GAAP financial measure, was 15.86% for the fourth quarter of 2022, compared to 17.03% for the third quarter of 2022.

●	Gross loans increased $189.4 million, or 22.2% annualized, from the third quarter of 2022.

●	Deposits increased $111.5 million, or 13.4% annualized, from the third quarter of 2022.

●	Net interest margin (on a fully tax-equivalent basis) was 3.16%, compared to 3.53% in the third quarter of 2022. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees and PPP balances, interest, and fees, was 3.05%, compared to 3.38% in the third quarter of 2022.

●	Adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of certain non-routine income and expenses from noninterest expense, was 43.5%, compared to 39.4% for the third quarter of 2022.

●	A loan loss provision of $1.5 million was recorded to support strong organic loan growth in the fourth quarter of 2022. The allowance for loan losses to total loans was 1.34% at December 31, 2022, compared to 1.38% at September 30, 2022.

●	Annualized net loan charge-offs (recoveries) as a percentage of average loans were 0.00% for the fourth quarter of 2022, compared to (0.03)% for the third quarter of 2022.

●	Tangible book value per share, a non-GAAP financial measure, increased $0.36, or 12.7% annualized, to $11.69 at December 31, 2022, compared to $11.33 at September 30, 2022.

Annual 2022 Highlights

●	Diluted earnings per common share for the year ended December 31, 2022 were $1.72, a 12.0% increase, compared to $1.54 for the year ended December 31, 2021.

●	PPNR, a non-GAAP financial measure, was $79.7 million for the year ended December 31, 2022, an increase of 18.8%, compared to $67.1 million for the year ended December 31, 2021. PPNR ROA, a non-GAAP financial measure, was 2.06% for the year ended December 31, 2022, compared to 2.10% for the year ended December 31, 2021.

●	Gross loans increased $750.0 million at December 31, 2022, or 26.6%, compared to December 31, 2021.

●	Deposits increased $470.3 million at December 31, 2022, or 16.0%, compared to December 31, 2021.

●	Net interest margin (on a fully tax-equivalent basis) was 3.45% for the year ended December 31, 2022, compared to 3.54% for the year ended December 31, 2021. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure, for the year ended December 31, 2022 was 3.27%, compared to 3.28% for the year ended December 31, 2021.

●	Adjusted efficiency ratio, a non-GAAP financial measure, was 41.2% for the year ended December 31, 2022, compared to 41.0% for the year ended December 31, 2021.

●	Net loan charge-offs (recoveries) as a percentage of average loans were (0.01)% for the year ended December 31, 2022, compared to 0.00% for the year ended December 31, 2021.

●	The ratio of nonperforming assets to total assets was 0.01% at December 31, 2022, compared to 0.02% at December 31, 2021.

●	Tangible book value per share, a non-GAAP financial measure, increased $0.71, or 6.5%, to $11.69 at December 31, 2022, compared to $10.98 at December 31, 2021, despite the market value depreciation of the securities portfolio due to rapidly rising interest rates, which continue to negatively impact accumulated other comprehensive income.

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Per Common Share Data
Basic Earnings Per Share	$0.46	$0.49	$0.41	$1.78	$1.59
Diluted Earnings Per Share	0.45	0.47	0.39	1.72	1.54
Book Value Per Share	11.80	11.44	11.09
Tangible Book Value Per Share (1)	11.69	11.33	10.98
Basic Weighted Average Shares Outstanding	27,558,983	27,520,117	28,004,334	27,758,336	28,027,454
Diluted Weighted Average Shares Outstanding	28,527,306	28,592,854	29,038,785	28,668,177	28,968,286
Shares Outstanding at Period End	27,751,950	27,587,978	28,206,566

Selected Performance Ratios
Return on Average Assets (Annualized)	1.28%	1.46%	1.46%	1.38%	1.43%
Pre-Provision Net Revenue Return on Average Assets (Annualized) (1)	1.82	2.15	2.11	2.06	2.10
Return on Average Shareholders' Equity (Annualized)	14.06	14.99	13.27	13.90	14.45
Return on Average Tangible Common Equity (Annualized) (1)	15.86	17.03	14.78	15.69	15.45
Yield on Interest Earning Assets(2)	4.67	4.37	4.06	4.35	4.16
Yield on Total Loans, Gross(2)	4.87	4.59	4.49	4.60	4.60
Cost of Total Deposits	1.31	0.73	0.45	0.75	0.51
Cost of Funds	1.67	0.93	0.61	0.99	0.68
Net Interest Margin (2)	3.16	3.53	3.51	3.45	3.54
Core Net Interest Margin (1)(2)	3.05	3.38	3.25	3.27	3.28
Efficiency Ratio (1)	43.8	39.8	40.8	41.5	42.0
Adjusted Efficiency Ratio (1)	43.5	39.4	40.3	41.2	41.0
Noninterest Expense to Average Assets (Annualized)	1.42	1.42	1.45	1.46	1.51
Adjusted Noninterest Expense to Average Assets (Annualized) (1)	1.41	1.41	1.43	1.45	1.47
Loan to Deposit Ratio	104.5	102.3	95.7
Core Deposits to Total Deposits (3)	74.6	83.0	85.4
Tangible Common Equity to Tangible Assets (1)	7.48	7.57	8.91

Capital Ratios (Bank Only) (4)
Tier 1 Leverage Ratio	10.76%	11.24%	11.09%
Common Equity Tier 1 Risk-based Capital Ratio	11.29	11.46	11.69
Tier 1 Risk-based Capital Ratio	11.29	11.46	11.69
Total Risk-based Capital Ratio	12.47	12.67	12.94

Capital Ratios (Consolidated) (4)
Tier 1 Leverage Ratio	9.55%	9.98%	10.82%
Common Equity Tier 1 Risk-based Capital Ratio	8.40	8.47	9.36
Tier 1 Risk-based Capital Ratio	10.03	10.19	11.43
Total Risk-based Capital Ratio	13.15	13.78	15.55

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(3)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Selected Financial Data

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Selected Balance Sheet Data
Total Assets	$4,345,662	$4,128,987	$3,883,264	$3,607,920	$3,477,659
Total Loans, Gross	3,569,446	3,380,082	3,225,885	2,987,967	2,819,472
Allowance for Loan Losses	47,996	46,491	44,711	41,692	40,020
Goodwill and Other Intangibles	2,914	2,962	3,009	3,057	3,105

Deposits	3,416,543	3,305,074	3,201,953	3,035,611	2,946,237
Tangible Common Equity (1)	324,636	312,531	305,360	309,870	309,653
Total Shareholders' Equity	394,064	382,007	374,883	379,441	379,272
Average Total Assets - Quarter-to-Date	4,251,345	3,948,201	3,743,575	3,513,798	3,403,270
Average Shareholders' Equity - Quarter-to-Date	387,589	384,020	381,448	383,024	374,035

(1)Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
Selected Income Statement Data
Interest Income	$48,860	$42,359	$33,775	$163,695	$128,879
Interest Expense	15,967	8,264	4,622	33,997	19,370
Net Interest Income	32,893	34,095	29,153	129,698	109,509
Provision for Loan Losses	1,500	1,500	1,150	7,700	5,150
Net Interest Income after Provision for Loan Losses	31,393	32,595	28,003	121,998	104,359
Noninterest Income	1,738	1,387	1,288	6,332	5,309
Noninterest Expense	15,203	14,157	12,459	56,620	48,095
Income Before Income Taxes	17,928	19,825	16,832	71,710	61,573
Provision for Income Taxes	4,193	5,312	4,318	18,318	15,886
Net Income	13,735	14,513	12,514	53,392	45,687
Preferred Stock Dividends	(1,014)	(1,013)	(1,171)	(4,054)	(1,171)
Net Income Available to Common Shareholders	$12,721	$13,500	$11,343	$49,338	$44,516

Income Statement

Net Interest Income

Net interest income was $32.9 million for the fourth quarter of 2022, a decrease of $1.2 million, or 3.5%, from $34.1 million in the third quarter of 2022, and an increase of $3.7 million, or 12.8%, from $29.2 million in the fourth quarter of 2021. The linked-quarter decrease in net interest income was due to higher rates paid on deposits and increased borrowings in the rising interest rate environment. The year-over-year increase in net interest income was primarily due to growth in average interest earning assets and higher yields on investment securities and core loans, offset partially by higher rates paid on deposits and borrowings. Average interest earning assets were $4.18 billion for the fourth quarter of 2022, an increase of $305.7 million, or 7.9%, from $3.87 billion for the third quarter of 2022, and an increase of $857.0 million, or 25.8%, from $3.32 billion for the fourth quarter of 2021. The linked-quarter increase in average interest earning assets was primarily due to strong organic growth in the loan portfolio and purchases of investment securities. The year-over-year increase in average interest earning assets was primarily due to strong organic growth in the loan portfolio and purchases of investment securities, offset partially by the forgiveness of PPP loans and the reduction of cash balances.

Net interest margin (on a fully tax-equivalent basis) for the fourth quarter of 2022 was 3.16%, a 37 basis point decrease from 3.53% in the third quarter of 2022, and a 35 basis point decrease from 3.51% in the fourth quarter of 2021. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees and PPP balances, interest, and fees, for the fourth quarter of 2022 was 3.05%, a 33 basis point decrease from 3.38% in the third quarter of 2022, and a 20 basis point decrease from 3.25% in the fourth quarter of 2021. The Company remains focused on managing the impact of continued interest rate hikes and the evolving shape of the yield curve during this unique interest rate environment.

As the PPP loan portfolio has almost fully paid off, the recognition of fees associated with the originations has decreased significantly, which impacts comparability between periods. The Company recognized $45,000 of PPP origination fees during the fourth quarter of 2022, compared to $90,000 during the third quarter of 2022, and $958,000 during the fourth quarter of 2021. There were no remaining PPP origination fees to be recognized as of December 31, 2022.

Interest income was $48.9 million for the fourth quarter of 2022, an increase of $6.5 million, or 15.3%, from $42.4 million in the third quarter of 2022, and an increase of $15.1 million, or 44.7%, from $33.8 million in the fourth quarter of 2021. The yield on interest earning assets (on a fully tax-equivalent basis) was 4.67% in the fourth quarter of 2022, compared to 4.37% in the third quarter of 2022, and 4.06% in the fourth quarter of 2021. The linked-quarter increase in the yield on interest earning assets was primarily due to the rapid increase in market interest rates resulting in new loan originations, loans repricing, and investment purchases at yields accretive to the existing portfolios. The year-over-year increase in the yield on interest earning assets was primarily due to growth and repricing of the loan and securities portfolios in the rising interest rate environment, offset partially by the lower recognition of PPP origination fees.

Loan interest income and loan fees remain the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield, excluding PPP loans, increased to 4.86% in the fourth quarter of 2022, which was 27 basis points higher than 4.59% in the third quarter of 2022, and 45 basis points higher than 4.41% in the fourth quarter of 2021. While loan fees have historically maintained a relatively stable contribution to the aggregate loan yield, the recent periods were impacted by fewer loan prepayments, which historically has accelerated the recognition of loan fees. Despite the decrease in fee recognition, the Company is encouraged that the core loan yield continues to rise as new loan originations and the existing portfolio loans reprice in the higher rate environment.

A summary of interest and fees recognized on loans, excluding PPP loans, for the periods indicated is as follows:

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest	4.74%	4.42%	4.17%	4.15%	4.20%
Fees	0.12	0.17	0.26	0.25	0.21
Yield on Loans, Excluding PPP Loans	4.86%	4.59%	4.43%	4.40%	4.41%

Interest expense was $16.0 million for the fourth quarter of 2022, an increase of $7.7 million, or 93.2%, from $8.3 million in the third quarter of 2022, and an increase of $11.3 million, or 245.4%, from $4.6 million in the fourth quarter of 2021. The cost of interest bearing liabilities increased 92 basis points on a linked-quarter basis from 1.30% in the third quarter of 2022 to 2.22% in the fourth quarter of 2022, primarily due to higher rates paid on deposits, drawing on the Company’s revolving line of credit, and the increased utilization of federal funds purchased and FHLB advances in the rising interest rate environment. On a year-over-year basis, the cost of interest bearing liabilities increased 136 basis points from 0.86% in the fourth quarter of 2021 to 2.22% in the fourth quarter of 2022, primarily due to the rapid increase in market interest rates that occurred between the periods, which impacted all funding sources.

Interest expense on deposits was $10.8 million for the fourth quarter of 2022, an increase of $4.8 million, or 80.2%, from $6.0 million in the third quarter of 2022, and an increase of $7.5 million, or 232.6%, from $3.2 million in the fourth quarter of 2021. The cost of total deposits increased 58 basis points on a linked-quarter basis from 0.73% in the third quarter of 2022, to 1.31% in the fourth quarter of 2022. On a year-over-year basis, the cost of total deposits increased 86 basis points from 0.45% in the fourth quarter of 2021, to 1.31% in the fourth quarter of 2022. The linked-quarter and year-over-year increases were primarily due to the upward repricing of the deposit portfolio in the higher interest rate environment.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021 is as follows:

	For the Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$65,393	$366	2.22%	$57,613	$165	1.13%	$146,744	$65	0.18%
Investment Securities:
Taxable Investment Securities	540,601	5,268	3.87	461,255	3,741	3.22	341,325	1,893	2.20
Tax-Exempt Investment Securities (1)	67,867	728	4.26	75,801	799	4.18	71,602	782	4.33
Total Investment Securities	608,468	5,996	3.91	537,056	4,540	3.35	412,927	2,675	2.57
Paycheck Protection Program Loans (2)	1,109	48	17.06	2,424	96	15.75	39,900	1,057	10.51
Loans (1)(2)	3,481,041	42,654	4.86	3,263,390	37,724	4.59	2,715,722	30,154	4.41
Total Loans	3,482,150	42,702	4.87	3,265,814	37,820	4.59	2,755,622	31,211	4.49
Federal Home Loan Bank Stock	21,633	163	2.99	11,413	156	5.42	5,310	59	4.39
Total Interest Earning Assets	4,177,644	49,227	4.67%	3,871,896	42,681	4.37%	3,320,603	34,010	4.06%
Noninterest Earning Assets	73,701			76,305			82,667
Total Assets	$4,251,345			$3,948,201			$3,403,270
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$464,631	$2,013	1.72%	$517,658	$1,032	0.79%	$499,475	$548	0.43%
Savings and Money Market Deposits	1,048,227	4,533	1.72	999,932	2,494	0.99	803,848	876	0.43
Time Deposits	281,334	1,007	1.42	288,621	847	1.16	299,823	830	1.10
Brokered Deposits	537,351	3,228	2.38	447,034	1,612	1.43	404,438	987	0.97
Total Interest Bearing Deposits	2,331,543	10,781	1.83	2,253,245	5,985	1.05	2,007,584	3,241	0.64
Federal Funds Purchased	340,471	3,379	3.94	106,826	709	2.63	10	—	0.67
Notes Payable	11,359	202	7.04	—	—	—	—	—	—
FHLB Advances	94,103	575	2.42	72,343	328	1.80	44,185	162	1.46
Subordinated Debentures	81,242	1,030	5.03	92,503	1,242	5.33	92,189	1,219	5.25
Total Interest Bearing Liabilities	2,858,718	15,967	2.22%	2,524,917	8,264	1.30%	2,143,968	4,622	0.86%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	943,232			991,545			861,473
Other Noninterest Bearing Liabilities	61,806			47,719			23,794
Total Noninterest Bearing Liabilities	1,005,038			1,039,264			885,267
Shareholders' Equity	387,589			384,020			374,035
Total Liabilities and Shareholders' Equity	$4,251,345			$3,948,201			$3,403,270
Net Interest Income / Interest Rate Spread		33,260	2.45%		34,417	3.07%		29,388	3.20%
Net Interest Margin (3)			3.16%			3.53%			3.51%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(367)			(322)			(235)
Net Interest Income		$32,893			$34,095			$29,153

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $1.5 million for both the third and fourth quarter of 2022 and $350,000 higher than the $1.2 million provided in the fourth quarter of 2021. The provision recorded in the fourth quarter of 2022 was primarily attributable to the growth of the loan portfolio. The allowance for loan losses to total loans was 1.34% at December 31, 2022, compared to 1.38% at September 30, 2022, and 1.42% at December 31, 2021.

As an emerging growth company, the Company anticipates adopting Accounting Standards Update No. 2016-13 “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments,” as of January 1, 2023 and does not expect a material adjustment upon adoption. The current estimate and future calculations are highly dependent on loan composition, macroeconomic conditions and forecasts, and other management assumptions and judgements.

The following table presents the activity in the Company’s allowance for loan losses for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
Balance at Beginning of Period	$46,491	$44,711	$38,901	$40,020	$34,841
Provision for Loan Losses	1,500	1,500	1,150	7,700	5,150
Charge-offs	(3)	(5)	(37)	(37)	(74)
Recoveries	8	285	6	313	103
Balance at End of Period	$47,996	$46,491	$40,020	$47,996	$40,020

Noninterest Income

Noninterest income was $1.7 million for the fourth quarter of 2022, an increase of $351,000 from $1.4 million for the third quarter of 2022, and an increase of $450,000 from $1.3 million for the fourth quarter of 2021. The linked-quarter increase was primarily due to an increase in other income, which included $306,000 of rate lock fees, offset partially by a decrease in letter of credit fees. The year-over-year increase was primarily due to increased customer service fees, an increase in bank-owned life insurance income and an increase in other income, offset partially by decreased letter of credit fees.

The following table presents the major components of noninterest income for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
Noninterest Income:
Customer Service Fees	$344	$313	$274	$1,236	$1,007
Net Gain on Sales of Securities	30	—	—	82	750
Letter of Credit Fees	358	428	541	1,592	1,676
Debit Card Interchange Fees	148	153	149	586	563
Swap Fees	—	—	—	557	—
Bank-Owned Life Insurance	238	227	150	762	316
Other Income	620	266	174	1,517	997
Totals	$1,738	$1,387	$1,288	$6,332	$5,309

Noninterest Expense

Noninterest expense was $15.2 million for the fourth quarter of 2022, an increase of $1.0 million from $14.2 million for the third quarter of 2022, and an increase of $2.7 million from $12.5 million for the fourth quarter of 2021. The linked-quarter increase was primarily due to increases in salaries and employee benefits, derivative collateral fees, and other expense. The year-over-year increase was primarily attributable to increases in salaries and employee benefits, occupancy and equipment, and derivative collateral fees.

The following table presents the major components of noninterest expense for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
Noninterest Expense:
Salaries and Employee Benefits	$9,821	$9,449	$7,966	$36,941	$30,889
Occupancy and Equipment	1,177	1,086	939	4,390	3,916
FDIC Insurance Assessment	360	315	345	1,365	1,305
Data Processing	371	372	306	1,396	1,222
Professional and Consulting Fees	635	594	718	2,664	2,520
Derivative Collateral Fees	535	122	1	687	3
Information Technology and Telecommunications	673	650	554	2,495	2,163
Marketing and Advertising	403	479	469	2,032	1,487
Intangible Asset Amortization	48	48	48	191	191
Amortization of Tax Credit Investments	114	114	152	408	562
Debt Prepayment Fees	—	—	—	—	582
Other Expense	1,066	928	961	4,051	3,255
Totals	$15,203	$14,157	$12,459	$56,620	$48,095

The Company continues to invest in its people across the organization, with 246 full-time equivalent employees at December 31, 2022, and September 30, 2022, and 220 employees at December 31, 2021.

The efficiency ratio, a non-GAAP financial measure, was 43.8% for the fourth quarter of 2022, compared to 39.8% for the third quarter of 2022, and 40.8% for the fourth quarter of 2021. Excluding the impact of certain non-routine income and expenses, the adjusted efficiency ratio, a non-GAAP financial measure, was 43.5% for the fourth quarter of 2022, 39.4% for the third quarter of 2022, and 40.3% for the fourth quarter of 2021.

Income Taxes

The effective combined federal and state income tax rate for the fourth quarter of 2022 was 23.4%, a decrease from 26.8% for the third quarter of 2022 and 25.7% for the fourth quarter of 2021.

Balance Sheet

Total assets at December 31, 2022 were $4.35 billion, a 5.2% increase from $4.13 billion at September 30, 2022, and a 25.0% increase from $3.48 billion at December 31, 2021. The linked-quarter increase in total assets was primarily due to strong organic loan growth and continued purchases of investment securities. The year-over-year increase in total assets was primarily due to strong organic loan growth, purchases of investment securities and an increase of other assets, offset partially by a decrease in cash and cash equivalents.

Total gross loans at December 31, 2022 were $3.57 billion, an increase of $189.4 million, or 5.6%, over total gross loans of $3.38 billion at September 30, 2022, and an increase of $750.0 million, or 26.6%, over total gross loans of $2.82 billion at December 31, 2021. The increase in the loan portfolio during the fourth quarter of 2022 was primarily due to growth in the construction and land development, multifamily, and CRE nonowner occupied segments.

The following table presents the dollar composition of the Company’s loan portfolio, by category, at the dates indicated:

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
(dollars in thousands)
Commercial	$435,344	$412,448	$403,569	$363,290	$360,169
Paycheck Protection Program	1,049	1,192	4,860	12,309	26,162
Construction and Land Development	365,796	335,557	359,191	321,131	281,474
Real Estate Mortgage:
1 - 4 Family Mortgage	355,474	341,102	334,815	312,201	305,317
Multifamily	1,306,738	1,230,509	1,087,865	1,012,623	910,243
CRE Owner Occupied	149,905	151,088	142,214	117,969	111,096
CRE Nonowner Occupied	947,008	900,691	886,432	840,463	818,569
Total Real Estate Mortgage Loans	2,759,125	2,623,390	2,451,326	2,283,256	2,145,225
Consumer and Other	8,132	7,495	6,939	7,981	6,442
Total Loans, Gross	3,569,446	3,380,082	3,225,885	2,987,967	2,819,472
Allowance for Loan Losses	(47,996)	(46,491)	(44,711)	(41,692)	(40,020)
Net Deferred Loan Fees	(9,293)	(9,088)	(9,536)	(9,065)	(9,535)
Total Loans, Net	$3,512,157	$3,324,503	$3,171,638	$2,937,210	$2,769,917

Total deposits at December 31, 2022 were $3.42 billion, an increase of $111.5 million, or 3.4%, over total deposits of $3.31 billion at September 30, 2022, and an increase of $470.3 million, or 16.0%, over total deposits of $2.95 billion at December 31, 2021. Deposit growth in the fourth quarter of 2022 was primarily due to an increase in brokered deposits, offset partially by a decline in all other deposit portfolios. Brokered deposits were being used as a supplemental funding source, as needed, to support the loan portfolio growth.

The following table presents the dollar composition of the Company’s deposit portfolio, by category, at the dates indicated:

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$884,272	$961,084	$961,998	$835,482	$875,084
Interest Bearing Transaction Deposits	451,992	510,396	522,151	598,402	544,789
Savings and Money Market Deposits	1,031,873	1,077,333	952,138	890,926	863,567
Time Deposits	272,253	293,052	272,424	286,674	293,474
Brokered Deposits	776,153	463,209	493,242	424,127	369,323
Total Deposits	$3,416,543	$3,305,074	$3,201,953	$3,035,611	$2,946,237

Capital

Total shareholders’ equity at December 31, 2022 was $394.1 million, an increase of $12.1 million compared to total shareholders’ equity of $382.0 million at September 30, 2022, and an increase of $14.8 million, or 3.9%, over total shareholders’ equity of $379.3 million at December 31, 2021. The linked-quarter increase was due to net income retained, offset partially by unrealized losses in the securities portfolio. The year-over-year increase was due to net income retained and unrealized gains in the derivatives portfolio, offset partially by stock repurchases made under the Company’s stock repurchase program and an increase in unrealized losses in the securities portfolio. The Company did not purchase any shares of its common stock during the fourth quarter of 2022.

Tangible book value per share, a non-GAAP financial measure, was $11.69 as of December 31, 2022, an increase of 3.2% from $11.33 as of September 30, 2022, and an increase of 6.5% from $10.98 as of December 31, 2021. The linked-quarter and year-over-year increase occurred despite the market value depreciation of the securities portfolio driven by the rapidly rising interest rate environment, which continues to negatively impact accumulated other comprehensive income. Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 7.48% at December 31, 2022, compared to 7.57% at September 30, 2022, and 8.91% at December 31, 2021.

Today, the Company also announced that its Board of Directors declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on March 1, 2023 to shareholders of record of the Series A Preferred Stock at the close of business on February 15, 2023.

Asset Quality

Annualized net charge-offs (recoveries) as a percent of average loans were 0.00% for the fourth quarter of 2022, compared to (0.03)% for the third quarter of 2022 and 0.00% for each of the previous three quarters. At December 31, 2022, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $639,000, or 0.01% of total assets, as compared to $663,000, or 0.02% of total assets at September 30, 2022, and $722,000, or 0.02% of total assets at December 31, 2021.

Loans that have potential weaknesses that warrant a watchlist risk rating at December 31, 2022 totaled $32.3 million, compared to $22.8 million at September 30, 2022, and $49.3 million at December 31, 2021. The linked-quarter increase was primarily due to the migration of two loan relationships. The increased uncertainty in the economic environment may result in further watchlist or adverse classifications in the loan portfolio. Loans that warranted a substandard risk rating at December 31, 2022 totaled $28.0 million, compared to $30.8 million at September 30, 2022, and $22.6 million at December 31, 2021.

The following table presents a summary of asset quality measurements at the dates indicated:

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Selected Asset Quality Data
Loans 30-89 Days Past Due	$186	$38	$225	$13	$49
Loans 30-89 Days Past Due to Total Loans	0.01%	0.00%	0.01%	0.00%	0.00%
Nonperforming Loans	$639	$663	$688	$706	$722
Nonperforming Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.03%
Foreclosed Assets	$—	$—	$—	$—	$—
Nonaccrual Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.03%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.02	0.02	0.02	0.02	0.03
Nonperforming Assets (1)	$639	$663	$688	$706	$722
Nonperforming Assets to Total Assets (1)	0.01%	0.02%	0.02%	0.02%	0.02%
Allowance for Loan Losses to Total Loans	1.34	1.38	1.39	1.40	1.42
Allowance for Loan Losses to Total Loans, Excluding PPP Loans	1.35	1.38	1.39	1.40	1.43
Allowance for Loans Losses to Nonaccrual Loans	7,511.11	7,012.22	6,498.69	5,905.38	5,542.94
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.00	(0.03)	0.00	0.00	0.00

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due and still accruing plus foreclosed assets.

The Company will host a conference call to discuss its fourth quarter 2022 financial results on Thursday, January 26, 2023 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 877-270-2148 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 1810249. The replay will be available through February 2, 2023. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.3 billion and seven branches as of December 31, 2022, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio, including as the result of rising interest rates, which has resulted in unrealized losses in our portfolio; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events including the Russian invasion of Ukraine; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,	September 30,	December 31,
	2022	2022	2021
ASSETS
Cash and Cash Equivalents	$87,043	$75,496	$143,473
Bank-Owned Certificates of Deposit	1,181	1,182	1,876
Securities Available for Sale, at Fair Value	548,613	542,007	439,362
Loans, Net of Allowance for Loan Losses of $47,996 at December 31, 2022 (unaudited), $46,491 at September 30, 2022 (unaudited) and $40,020 at December 31, 2021	3,512,157	3,324,503	2,769,917
Federal Home Loan Bank (FHLB) Stock, at Cost	19,606	15,603	5,242
Premises and Equipment, Net	48,445	48,941	49,395
Accrued Interest	13,479	11,198	9,186
Goodwill	2,626	2,626	2,626
Other Intangible Assets, Net	288	336	479
Other Assets	112,224	107,095	56,103
Total Assets	$4,345,662	$4,128,987	$3,477,659

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$884,272	$961,084	$875,084
Interest Bearing	2,532,271	2,343,990	2,071,153
Total Deposits	3,416,543	3,305,074	2,946,237
Federal Funds Purchased	287,000	212,000	—
Notes Payable	13,750	—	—
FHLB Advances	97,000	71,500	42,500
Subordinated Debentures, Net of Issuance Costs	78,905	92,559	92,239
Accrued Interest Payable	2,831	2,214	1,409
Other Liabilities	55,569	63,633	16,002
Total Liabilities	3,951,598	3,746,980	3,098,387

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at December 31, 2022 (unaudited), September 30, 2022 (unaudited) and December 31, 2021	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,751,950 at December 31, 2022 (unaudited), 27,587,978 at September 30, 2022 (unaudited) and 28,206,566 at December 31, 2021	278	276	282
Additional Paid-In Capital	96,529	95,973	104,123
Retained Earnings	248,685	235,964	199,347
Accumulated Other Comprehensive Income (Loss)	(17,942)	(16,720)	9,006
Total Shareholders' Equity	394,064	382,007	379,272
Total Liabilities and Equity	$4,345,662	$4,128,987	$3,477,659

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
INTEREST INCOME
Loans, Including Fees	$42,488	$37,666	$31,140	$146,256	$118,845
Investment Securities	5,843	4,372	2,511	16,410	9,576
Other	529	321	124	1,029	458
Total Interest Income	48,860	42,359	33,775	163,695	128,879

INTEREST EXPENSE
Deposits	10,781	5,984	3,241	23,379	13,842
Notes Payable	202	—	—	202	61
FHLB Advances	575	329	162	1,221	831
Subordinated Debentures	1,030	1,242	1,219	4,688	4,630
Federal Funds Purchased	3,379	709	—	4,507	6
Total Interest Expense	15,967	8,264	4,622	33,997	19,370

NET INTEREST INCOME	32,893	34,095	29,153	129,698	109,509
Provision for Loan Losses	1,500	1,500	1,150	7,700	5,150

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	31,393	32,595	28,003	121,998	104,359

NONINTEREST INCOME
Customer Service Fees	344	313	274	1,236	1,007
Net Gain on Sales of Available for Sale Securities	30	—	—	82	750
Other Income	1,364	1,074	1,014	5,014	3,552
Total Noninterest Income	1,738	1,387	1,288	6,332	5,309

NONINTEREST EXPENSE
Salaries and Employee Benefits	9,821	9,449	7,966	36,941	30,889
Occupancy and Equipment	1,177	1,086	939	4,390	3,916
Other Expense	4,205	3,622	3,554	15,289	13,290
Total Noninterest Expense	15,203	14,157	12,459	56,620	48,095

INCOME BEFORE INCOME TAXES	17,928	19,825	16,832	71,710	61,573
Provision for Income Taxes	4,193	5,312	4,318	18,318	15,886
NET INCOME	13,735	14,513	12,514	53,392	45,687
Preferred Stock Dividends	(1,014)	(1,013)	(1,171)	(4,054)	(1,171)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,721	$13,500	$11,343	$49,338	$44,516

EARNINGS PER SHARE
Basic	$0.46	$0.49	$0.41	$1.78	$1.59
Diluted	0.45	0.47	0.39	1.72	1.54
Dividends Paid Per Common Share	—	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Year Ended
	December 31, 2022			December 31, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$66,072	$597	0.90%	$132,188	$199	0.15%
Investment Securities:
Taxable Investment Securities	448,500	13,960	3.11	317,954	7,015	2.21
Tax-Exempt Investment Securities (1)	72,379	3,101	4.29	75,313	3,242	4.30
Total Investment Securities	520,879	17,061	3.28	393,267	10,257	2.61
Paycheck Protection Program Loans (2)	7,441	970	13.03	103,151	6,441	6.24
Loans (1)(2)	3,183,271	145,857	4.58	2,481,706	112,587	4.54
Total Loans	3,190,712	146,827	4.60	2,584,857	119,028	4.60
Federal Home Loan Bank Stock	12,628	432	3.42	5,571	259	4.65
Total Interest Earning Assets	3,790,291	164,917	4.35%	3,115,883	129,743	4.16%
Noninterest Earning Assets	76,189			73,917
Total Assets	$3,866,480			$3,189,800
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$524,968	$4,336	0.83%	$441,528	$2,052	0.46%
Savings and Money Market Deposits	963,096	9,129	0.95	773,779	3,729	0.48
Time Deposits	284,868	3,264	1.15	323,638	4,099	1.27
Brokered Deposits	449,095	6,650	1.48	406,863	3,962	0.97
Total Interest Bearing Deposits	2,222,027	23,379	1.05	1,945,808	13,842	0.71
Federal Funds Purchased	149,608	4,507	3.01	2,479	6	0.24
Notes Payable	2,863	202	7.04	1,658	61	3.66
FHLB Advances	64,278	1,221	1.90	53,294	831	1.56
Subordinated Debentures	89,584	4,688	5.23	82,865	4,630	5.59
Total Interest Bearing Liabilities	2,528,360	33,997	1.34%	2,086,104	19,370	0.93%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	910,490			764,087
Other Noninterest Bearing Liabilities	43,597			23,372
Total Noninterest Bearing Liabilities	954,087			787,459
Shareholders' Equity	384,033			316,237
Total Liabilities and Shareholders' Equity	$3,866,480			$3,189,800
Net Interest Income / Interest Rate Spread		130,920	3.01%		110,373	3.23%
Net Interest Margin (3)			3.45%			3.54%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(1,222)			(864)
Net Interest Income		$129,698			$109,509

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Pre-Provision Net Revenue
Noninterest Income	$1,738	$1,387	$1,288	$6,332	$5,309
Less: Gain on Sales of Securities	(30)	—	—	(82)	(750)
Total Operating Noninterest Income	1,708	1,387	1,288	6,250	4,559
Plus: Net Interest Income	32,893	34,095	29,153	129,698	109,509
Net Operating Revenue	$34,601	$35,482	$30,441	$135,948	$114,068

Noninterest Expense	$15,203	$14,157	$12,459	$56,620	$48,095
Less: Amortization of Tax Credit Investments	(114)	(114)	(152)	(408)	(562)
Less: Debt Prepayment Fees	—	—	—	—	(582)
Total Operating Noninterest Expense	$15,089	$14,043	$12,307	$56,212	$46,951

Pre-Provision Net Revenue	$19,512	$21,439	$18,134	$79,736	$67,117

Plus:
Non-Operating Revenue Adjustments	30	—	—	82	750
Less:
Provision for Loan Losses	1,500	1,500	1,150	7,700	5,150
Non-Operating Expense Adjustments	114	114	152	408	1,144
Provision for Income Taxes	4,193	5,312	4,318	18,318	15,886
Net Income	$13,735	$14,513	$12,514	$53,392	$45,687

Average Assets	$4,251,345	$3,948,201	$3,403,270	$3,866,480	$3,189,800
Pre-Provision Net Revenue Return on Average Assets	1.82%	2.15%	2.11%	2.06%	2.10%

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Core Net Interest Margin
Net Interest Income (Tax-Equivalent Basis)	$33,260	$34,417	$29,388	$130,920	$110,373
Less: Loan Fees	(1,100)	(1,400)	(1,462)	(6,273)	(5,173)
Less: PPP Interest and Fees	(48)	(96)	(1,057)	(970)	(6,441)
Core Net Interest Income	$32,112	$32,921	$26,869	$123,677	$98,759

Average Interest Earning Assets	$4,177,644	$3,871,896	$3,320,603	$3,790,291	$3,115,883
Less: Average PPP Loans	(1,109)	(2,424)	(39,900)	(7,441)	(103,151)
Core Average Interest Earning Assets	$4,176,535	$3,869,472	$3,280,703	$3,782,850	$3,012,732
Core Net Interest Margin	3.05%	3.38%	3.25%	3.27%	3.28%

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Efficiency Ratio
Noninterest Expense	$15,203	$14,157	$12,459	$56,620	$48,095
Less: Amortization of Intangible Assets	(48)	(48)	(48)	(191)	(191)
Adjusted Noninterest Expense	$15,155	$14,109	$12,411	$56,429	$47,904
Net Interest Income	32,893	34,095	29,153	129,698	109,509
Noninterest Income	1,738	1,387	1,288	6,332	5,309
Less: Gain on Sales of Securities	(30)	—	—	(82)	(750)
Adjusted Operating Revenue	$34,601	$35,482	$30,441	$135,948	$114,068
Efficiency Ratio	43.8%	39.8%	40.8%	41.5%	42.0%

Adjusted Efficiency Ratio
Noninterest Expense	$15,203	$14,157	$12,459	$56,620	$48,095
Less: Amortization of Tax Credit Investments	(114)	(114)	(152)	(408)	(562)
Less: Debt Prepayment Fees	—	—	—	—	(582)
Less: Amortization of Intangible Assets	(48)	(48)	(48)	(191)	(191)
Adjusted Noninterest Expense	$15,041	$13,995	$12,259	$56,021	$46,760
Net Interest Income	32,893	34,095	29,153	129,698	109,509
Noninterest Income	1,738	1,387	1,288	6,332	5,309
Less: Gain on Sales of Securities	(30)	—	—	(82)	(750)
Adjusted Operating Revenue	$34,601	$35,482	$30,441	$135,948	$114,068
Adjusted Efficiency Ratio	43.5%	39.4%	40.3%	41.2%	41.0%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Adjusted Noninterest Expense to Average Assets (Annualized)
Noninterest Expense	$15,203	$14,157	$12,459	$56,620	$48,095
Less: Amortization of Tax Credit Investments	(114)	(114)	(152)	(408)	(562)
Less: Debt Prepayment Fees	—	—	—	—	(582)
Adjusted Noninterest Expense	$15,089	$14,043	$12,307	$56,212	$46,951

Average Assets	$4,251,345	$3,948,201	$3,403,270	$3,866,480	$3,189,800
Adjusted Noninterest Expense to Average Assets (Annualized)	1.41%	1.41%	1.43%	1.45%	1.47%

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$394,064	$382,007	$379,272
Less: Preferred Stock	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	327,550	315,493	312,758
Less: Intangible Assets	(2,914)	(2,962)	(3,105)
Tangible Common Equity	$324,636	$312,531	$309,653

Total Assets	$4,345,662	$4,128,987	$3,477,659
Less: Intangible Assets	(2,914)	(2,962)	(3,105)
Tangible Assets	$4,342,748	$4,126,025	$3,474,554
Tangible Common Equity/Tangible Assets	7.48%	7.57%	8.91%

Tangible Book Value Per Share
Book Value Per Common Share	$11.80	$11.44	$11.09
Less: Effects of Intangible Assets	(0.11)	(0.11)	(0.11)
Tangible Book Value Per Common Share	$11.69	$11.33	$10.98

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$12,721	$13,500	$11,343	$49,338	$44,516

Average Shareholders' Equity	$387,589	$384,020	$374,035	$384,033	$316,237
Less: Average Preferred Stock	(66,514)	(66,514)	(66,515)	(66,514)	(24,915)
Average Common Equity	321,075	317,506	307,520	317,519	291,322
Less: Effects of Average Intangible Assets	(2,941)	(2,989)	(3,132)	(3,012)	(3,204)
Average Tangible Common Equity	$318,134	$314,517	$304,388	$314,507	$288,118
Return on Average Tangible Common Equity	15.86%	17.03%	14.78%	15.69%	15.45%

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Tangible Common Equity
Total Shareholders' Equity	$394,064	$382,007	$374,883	$379,441	$379,272
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Common Shareholders' Equity	327,550	315,493	308,369	312,927	312,758
Less: Intangible Assets	(2,914)	(2,962)	(3,009)	(3,057)	(3,105)
Tangible Common Equity	$324,636	$312,531	$305,360	$309,870	$309,653